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                                                                  Exhibit 10.02


                                IDT CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN
                           (As Amended and Restated)

1. Purpose; Types of Awards; Construction.

   The purpose of the IDT Corporation 1996 Stock Option and Incentive Plan (the "Plan") is to provide incentives to executive officers, other key employees, directors and consultants of IDT Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated:

   (a) "Agreement" shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

   (b) "Board" shall mean the Board of Directors of the Company.

   (c) "Change in Control" means a change in ownership or control of the Company effected through either of the following:

       (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
   (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

       (ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

   (d) "Class A Common Stock" shall mean shares of Class A common stock, par value $.01 per share, of the Company.

   (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (f) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

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   (g) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company, or, if determined by the Committee and set forth in an Agreement, shares of class B common stock, par value $.01 per share, of the Company.

   (h) "Company" shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

   (i) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

   (j) "Corporate Transaction" means any of the following transactions:

      (i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity)
   80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities;
   or

      (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

   (k) "Disability" shall mean a Grantee's inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

   (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

   (m) "Fair Market Value" per share as of a particular date shall mean (i) the closing sale price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided, however, that the Fair Market Value per share on the date of the Initial Public Offering will equal the Initial Public Offering price per share or such other price that the Committee determines in its sole discretion.

   (n) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

   (o) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

   (p) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock, which occurred in March 1996.



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   (q) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

   (r) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10.

   (s) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

   (t) "Nonqualified Stock Option" shall mean any option not designated as an Incentive Stock Option.

   (u) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock.

   (v) "Option Agreement" shall have the meaning set forth in Section 6.

   (w) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

   (x) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (y) "Plan" means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

   (z) "Related Entity" means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

   (aa) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

   (bb) "Restricted Period" shall have the meaning set forth in Section 11.

   (cc) "Restricted Stock" means shares of Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

   (dd) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

   (ee) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

   (ff) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

   (gg) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (hh) "Tax Event" shall have the meaning set forth in Section 17.

   (ii) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.


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3. Administration.

   (a) The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "non-employee directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

   (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   (c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4. Eligibility.

   Awards may be granted to executive officers, other key employees, directors and consultants of the Company. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock.

   (a) The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 9,600,000, of which 6,300,000 shall be shares of common stock and 3,300,000 shall be shares of Class B common stock, in each case subject to adjustment as provided in Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

   (b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

   (c) In no event may a Grantee be granted during any calendar year Options to acquire more than 1,000,000 shares of Common Stock or more than 1,000,000 shares of Restricted Stock, in each case subject to adjustment as provided in Section 12 hereof.

6. Terms and Conditions of Options.

   (a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board shall be deemed to be employment with the Company.


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   (b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

   (c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

   (d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

   (e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

   (f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

   (g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee's termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that Options granted after November 17, 1998 may be exercised within three (3) months after the date of termination (or such different period as the Committee shall prescribe).

   (h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the Grantee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a


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Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

   (i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7. Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8. Incentive Stock Options.

   Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof:

   (a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

   (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9. Stock Appreciation Rights.

   The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however, that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

   (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

   (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right (i) until six (6) months have elapsed from the date of grant or (ii) during the period beginning two weeks prior to the end of each of


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the Company's fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

   (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price of the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

   (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

   (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) may be made solely in whole shares of Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10.   Limited Stock Appreciation Rights.

   The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such
Agreement:

   (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

   (b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences (or unless otherwise approved by the Committee), a Limited Right granted to a Grantee who is an Insider must be (x) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (y) automatically paid out in cash to the Insider upon the occurrence of a Change in Control or a Corporate Transaction (provided such six (6) month holding period requirement has been met).

   (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:


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      (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in clause (i) of the definition of "Change in Control" (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

      (ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of "Corporate Transaction" (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

      (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of "Change in Control" or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

   Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

   (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

      (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety day period ending on the date the Limited Right is exercised.

      (ii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the related option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

      (iii) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

      (iv) The term "Merger Spread" as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

      (v) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or
   (2) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the


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
   related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

   (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

   (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.   Restricted Stock.

   The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

   (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

   (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

   (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary.

   (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

   (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in
Section 13. The


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
Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

12.   Effect of Certain Changes.

   (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Common Stock available for awards under the Plan, (iii) the number of such shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

   (b) CHANGE IN COMMON STOCK. In the event of a change in any of the common stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

13.   Corporate Transaction; Change in Control; Related Entity Disposition.

   (a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

   (b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

   (c) RELATED ENTITY DISPOSITION. With respect only to awards granted under the Plan after November 17, 1998, the Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer; provided, however, that no such award shall vest pursuant to this Section 13(c) in connection with a Related Entity Disposition consummated prior to November 17, 2000 if such vesting would defeat the ability to account for such transaction as a "pooling" under generally accepted accounting principles. The Continuous Service of a Grantee shall not be deemed to terminate if an outstanding award is assumed by the surviving corporation or its parent entity in connection with a Related Entity Disposition.

14.   Non-Employee Director Options.

   The provisions of this Section 14 shall apply only to certain grants of Options to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

   (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 14. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options granted pursuant to this
Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of exercisability by the Committee.

   (b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director will be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the offering price of the Common Stock in connection with the Initial Public Offering.

   (c) SUBSEQUENT GRANTS. Each person who, after the Initial Public Offering, becomes a Non-Employee Director for the first time, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price shall equal the Fair Market Value of the Common Stock as of the date of grant.

   (d) ANNUAL GRANTS. Each Non-Employee Director who was initially elected to the Board prior to the Initial Public Offering shall automatically be granted an Option to purchase 10,000 shares of Class B Common Stock on each anniversary date of the Initial Public Offering. Each Non-Employee Director who was initially elected to the Board after the Initial Public Offering shall automatically be granted an Option to purchase 10,000 shares of Class B Common Stock on each anniversary of their election to the Board. The Options granted under this paragraph shall be granted without action by the Committee. The Option Price shall equal the Fair Market Value of the Class B Common Stock as of the date of grant.

   (e) VESTING. Each option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6(f), 6(g) and 6(h) hereof shall not apply to Options granted to Non-Employee Directors.

   (f) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) three months following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 14.

   (g) DEFINITION OF "CAUSE." For purposes of this Section 14, "cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

15.   Period During which Awards May Be Granted.

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from February 7, 1996, the date the Plan was initially adopted by the Board.

16.   Transferability of Awards.

   (a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

   (b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) granted after October 31, 2000 shall be transferable by a Grantee as a gift to the Grantee's "family members" (as defined in Form S-8) without prior approval of the Committee; provided that written evidence of such assignment is provided to the Committee and the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

   (c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

17.   Agreement by Grantee regarding Withholding Taxes.

   If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

18.   Rights as a Stockholder.

   Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

19.   No Rights to Employment.

   Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

20.   Beneficiary.

   A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

21.   Stockholder Approval; Amendment and Termination of the Plan.

     (a) STOCKHOLDER APPROVAL. The Plan initially became effective when adopted by the Board on February 7, 1996 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company's stockholders on February 27, 1997. In December 1997, the Board submitted to the Company's stockholders for approval an amendment authorizing an additional 1,000,000 shares for awards under the Plan, making a total of 3,300,000 shares authorized for awards. On September 28, 1998, the Board authorized an additional 1,000,000 shares for awards under the Plan, on November 20, 1998, the Board approved the Plan, as amended and restated herein, and on November 23, 1998 the Executive Committee approved the further increase of 500,000 shares, bringing the total number of shares authorized for issuance under the Plan to 4,800,000 shares. The Company's stockholders approved the September and November 1998 increases in December 1998 and an additional increase of 1,500,000 shares of Common Stock in December 1999. On May 24, 2000, the Board authorized 300,000 shares of the Company's Class B Common Stock for awards under the Plan, subject to stockholder approval. On September 12, 2000, the Board authorized an additional 3,000,000 shares of the Company's Class B Common Stock for awards under the Plan, subject to stockholder approval.

   (b) AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained. The amendment of Section 6(g) (extending the post-termination exercise period of Options from thirty (30) days to three (3) months) and the addition of Section 13(c) in respect of Related Entity Dispositions shall apply prospectively only to Options granted after November 17, 1998, the date that the Plan, as amended and restated herein, was adopted by the Board.

22.   Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.


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